Exhibit 10.19

STATE OF MINNESOTA

MINNESOTA POLLUTION CONTROL AGENCY

IN THE MATTER OF:	American Crystal	STIPULATION AGREEMENT
Sugar Company

Part 1. PARTIES. This Stipulation Agreement (“Agreement”) applies to and is binding upon the following parties:

a.     American Crystal Sugar Company (“Regulated Party”); and

b.     The Minnesota Pollution Control Agency (“MPCA”).

Unless specified otherwise in this Agreement, where this Agreement identifies actions to be taken by the MPCA, the Commissioner or the Commissioner’s designees shall act on the MPCA’s behalf.

Part 2. PURPOSE AND SCOPE OF STIPULATION AGREEMENT. The purpose of this Agreement is to resolve the alleged violations set out in Part 6 of this Agreement by specifying actions the Regulated Party agrees to undertake. By entering into this Agreement, the Regulated Party is settling a disputed matter between itself and the MPCA and does not admit that the alleged violations set out in Part 6 of this Agreement occurred. However, the Regulated Party agrees that the MPCA may rely upon the alleged violations set out in Part 6 as provided in Part 11 of this Agreement. Except for the purposes of implementing and enforcing this Agreement, nothing in this Agreement constitutes an admission by either Party, or creates rights, substantive or procedural, that can be asserted or enforced with respect to any claim of or legal action brought by a person who is not a party to this Agreement.

Part 3. AUTHORITY. This Agreement is entered under the authority vested in the MPCA by Minnesota Statutes Chapters 115 and 116.

Part 4. DEFINITIONS. Unless otherwise explicitly stated, the definitions in Minnesota Statutes Chapters 115, 115A, 115B, 115C, 116, 116B and in Minnesota Rules Chapters 7000 to 7151 apply, as appropriate, to the terms used in this Agreement.

Part 5. BACKGROUND. The following is the background of this Agreement:

a.     Minn. R. 7009.0080 establishes a hydrogen sulfide (H2S) ambient air standard of 0.05 parts per million (ppm) measured as a half-hour average which is not to be exceeded more than two times per year.

b.     Minn. R. 7009.0080 also establishes a H2S ambient air standard of 0.03 ppm measured as a half-hour average which is not to be exceeded more than two times in any five consecutive days.

c.     The Regulated Party is a Minnesota corporation and operates three sugar beet processing facilities located in Moorhead, E. Grand Forks, and Crookston, Minnesota.

d. On July 1, 2003, Air Emission Permit No. 11900001-002 was issued to the Regulated Party for operation of the sugar beet processing facility located in Crookston, Minnesota (Crookston Facility).

e.     On March 30, 2005, Air Emission Permit No. 11900002-004 was issued to the Regulated Party for operation of the sugar beet processing facility located in E. Grand Forks, Minnesota (E. Grand Forks Facility).

f.      On March 10, 2005, Air Emission Permit No. 02700001-007 was issued to the Regulated Party for operation of the sugar beet processing facility located in Moorhead, Minnesota (Moorhead Facility).

g.     On June 6, 2006, Air Emission Permit No. 02700001-009 was issued to the Regulated Party for operation of the Moorhead Facility. Air Emission Permit No. 02700001-009 amended and replaced Air Emission Permit No. 02700001-007 for the Moorhead Facility. Permit Action No. 02700001-008 was initiated on September 12, 2005, but was dropped at the request of the Regulated Party resulting in a break in the sequence of issued permit numbers.

h.     The permits require the Regulated Party to operate an ambient air H2S monitoring network at each facility to measure the ambient concentration of H2S at the property line of each facility from April 1 through October 31 annually.

i.      The data the Regulated Party collects is due to the MPCA by November 30 of each year.

j.      The Regulated Party collected H2S data from the ambient air monitoring network at each facility from: April 1, 2005, through October 31, 2005, April 1, 2006 through October 31, 2006; and April 1, 2007, through October 31, 2007.

k.     The following tables summarize the readings above the standards from the 2005, 2006 and 2007 monitoring periods:

Crookston H2S Violations of 30 ppb Standard 2005

	No. of Readings	Avg. of Readings
Dates	in Violation	in Violation (ppb)
10/14/05 – 10/17/05	5	34

Crookston H2S Violations of 50 ppb Standard 2005

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
8/26/05	1	58

Moorhead H2S Violations of 30 ppb Standard 2005

	No. of Readings	Avg. of Readings
Dates	in Violation	in Violation (ppb)
7/23/05 – 7/26/05	9	42

Moorhead H2S Violations of 50 ppb Standard 2005

	No. of Readings	Avg. of Readings
Dates	in Violation	in Violation (ppb)
7/24/05	2	67
7/25/05 – 7/26/05	4	57

E. Grand Forks H2S Violations of 30 ppb Standard 2005

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/3/05 – 4/6/05	4	35
4/11/05 – 4/12/05	7	40
5/4/05 – 5/9/05	18	39
5/9/05 – 5/14/05	25	39
5/16/05 – 5/18/05	14	38
5/21/06 – 5/25/05	17	36
6/10/05 – 6/11/05	2	42
6/15/05 – 6/20/05	4	37
6/29/05 – 7/1/05	15	39
7/21/05 – 7/23/05	3	37

E. Grand Forks H2S Violations of 50 ppb Standard 2005

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
5/6/05 – 5/8/05	9	64
5/9/05	2	52
5/16/05 – 5/19/05	25	69
5/21/05	1	69
5/23/05	2	56
6/10/05	2	66
6/15/05 – 6/16/05	2	60
6/19/05	2	68
6/29/05	9	67
7/21/05	3	64
8/9/05	1	59
10/31/05	1	71

Crookston H2S Violations of 30 ppb Standard 2006

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
6/4/06 – 6/6/06	2	39
9/4/06 – 9/7/06	5	39

Crookston H2S Violations of 50 ppb Standard 2006

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
9/5/06	1	52
9/6/06	1	57

Moorhead H2S Violations of 30 ppb Standard 2006

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
6/2/06	1	35
8/29/06	1	35

E. Grand Forks H2S Violations of 30 ppb Standard 2006

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/10/06 – 4/14/06	7	36
4/16/06 – 4/21/06	15	41
4/28/06 – 5/1/06	25	42
5/4/06 – 5/7/06	4	36
5/9/06 – 5/10/06	14	41
5/15/06 – 5/20/06	12	39
5/23/06 – 5/26/06	14	41
5/28/06 – 6/1/06	11	38
6/2/06 – 6/7/06	17	39
6/9/06 – 6/14/06	16	37
6/14/06 – 6/19/06	27	39
6/19/06 – 6/24/06	13	39
6/25/06 – 6/28/06	5	46
6/30/06	1	31

E. Grand Forks H2S Violations of 30 ppb Standard 2006 continued

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
8/19/06 – 8/20/06	2	45
8/24/06 – 8/29/06	5	39
8/29/06 – 9/2/06	4	42
9/9/06 – 9/13/06	3	45

E. Grand Forks H2S Violations of 50 ppb Standard 2006

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/13/06	7	74
4/16/06	8	65
4/18/06 – 4/20/06	24	72
4/22/06	1	60
4/26/06	1	55
4/28/06 – 4/29/06	23	73
5/1/06	6	74
5/6/06	1	58
5/7/06	2	58
5/10/06	2	58
5/18/06 – 5/19/06	5	81
5/24/06 – 5/28/06	24	69
5/31/06 – 6/3/06	23	73
6/5/06	2	53
6/6/06 - 6/7/06	8	80
6/9/06 – 6/11/06	41	82
6/12/06 – 6/13/06	5	56
6/14/06 – 6/17/06	48	80
6/19/06 – 6/21/06	21	73
6/23/06 – 6/25/06	18	72
6/27/06 - 6/28/06	15	74
6/30/06	3	68
8/18/06 – 8/20/06	22	80
8/22/06	2	63
8/24/06	1	64
8/26/06	2	74
8/29/06	13	87
9/2/06	2	56

Crookston H2S Violations of 30 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/29/07	2	31
7/3/07 - 7/7/07	12	40
8/14/07 – 8/16/07	12	41
8/23/07 – 8/28/07	2	44
8/29/07 – 9/2/07	1	34

Crookston H2S Violations of 50 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
7/4/07 – 7/5/07	8	78
7/7/07	2	66
7/22/07	1	53
8/15/07 – 8/16/07	4	58
8/25/07	1	72
8/28/07 – 8/29/07	4	67

Moorhead H2S Violations of 30 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/27/07 – 6/2/07	8	39
6/2/07 – 6/6/07	21	37
6/13/07 – 6/18/07	15	38
6/19/07 – 6/22/07	2	31
8/12/07 – 8/13/07	2	39
8/18/07 – 8/20/07	4	38
8/31/07 – 9/3/07	1	34

Moorhead H2S Violations of 50 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
6/1/07 – 6/4/07	5	61
6/13/07	1	59
6/14/07	1	64
6/16/07 – 6/17/07	11	69
7/23/07	2	68
8/18/07	1	71

E. Grand Forks H2S Violations of 30 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
4/17/07 – 4/19/07	6	36
6/13/07 – 6/17/07	6	45
6/20/07 – 6/25/07	7	37
6/29/07 – 7/3/07	7	39
7/6/07 – 7/10/07	7	35
7/13/07 – 7/18/07	6	39
7/19/07 – 7/23/07	7	39
7/27/07 – 7/31/07	5	41

E. Grand Forks H2S Violations of 50 ppb Standard 2007

Dates	No. of Readings in Violation	Avg. of Readings in Violation (ppb)
6/16/07 – 6/17/07	5	66
6/29/07 – 7/2/07	11	61
7/6/07	6	74
7/9/07 – 7/10/07	3	62
7/17/07 – 7/18/07	5	66
7/27/07	1	54

1.     Air Emission Permit No. 11900002-005 contains an emission limit of 0.25 pounds per hour (lb/hr) for particulate matter with an aerodynamic diameter less than or equal to ten microns (PM10) from the E. Grand Forks Facility’s West Pellet Cooler (EU006).

m.    On October 2, and 4, 2007, the Regulated Party conducted performance stack testing for EU006 PM10 emissions. The October 2, and 4, 2007, performance test documented the EU006 PM10 emission rate at 0.36 lb/hr. The EU006 PM10 emission rate exceeded the PM10 emission limit by 30 percent.

n.     On November 28, and 29, 2007, the Regulated Party conducted a retest for EU006 PM10 emissions. The November 28, and 29, 2007, performance test documented the EU006 PM10 emission rate at 0.11 lb/hr.

o.     On May 10, 2007, the Regulated Party submitted a minor permit amendment application to modify the South Pulp Dryer (EU007) to accept and combust biogas.

p.     On January 8, 2008, the MPCA determined that the modification to convert EU007 to combust biogas would require a major permit amendment.

q.     On February 5, 2008, the MPCA conducted a compliance evaluation of the Facility. At the time of the evaluation, the MPCA staff documented that the Regulated Party had already installed the piping and valves required to direct biogas to EU007. The Regulated Party stated that, while the piping and valves had already been installed, no biogas had yet been combusted in EU007.

r.      Air Emission Permit No. 027000001-009 contains a PM10 emission limit of 5.0 lb/hr and a particulate matter (PM) emission limit of 5.0 lb/hr for the Lime Kiln (EU004) at the Moorhead Factory.

s.     On November 27, 2007, the Regulated Party conducted performance stack testing for EU004 PM10 and PM emissions. The November 27, 2007, performance test documented the EU004 PM10 emission rate at 8.7 lb/hr and the PM emission rate at 12.0 lb/hr. The EU004 PM10 emission rate exceeded the PM10 emission limit by 74 percent and the PM emission rate exceeded the PM limit by 140 percent.

t.      On February 6, 14, and 15, 2008, the Regulated Party conducted a retest for EU004 PM10 and PM emissions. The February 6, 14, and 15, 2008, performance test documented the EU004 PM10 emission rate at 3.5 lb/hr.

Part 5A. STATEMENT OF THE REGULATED PARTY. The Regulated Party has provided the following statement. The MPCA takes no position on this Statement.

The Regulated Party states the following:

The Regulated Party seeks continually to improve its environmental performance and to become a better neighbor. In this regard, it has made substantial investments in money, time, and effort not only to comply with environmental regulations, but to exceed regulatory requirements and move beyond compliance.

Specifically, in accordance with the requirements of a 2003 Stipulation Agreement with the MPCA, the Regulated Party spent a total of $13,716,924 – including $7,272,973 in capital investments and $6,443,951 in chemical expenses – in order to control H2S emissions and associated odors at its three Minnesota facilities.

After fulfilling the requirements of the 2003 Stipulation Agreement, the Regulated Party spent almost two and a half times that amount – including $18,918,688 in capital investments and $14,305,004 in chemical expenses, for a total of $33,223,692 – in voluntarily undertaking further steps to control H2S.

These additional steps included, but were not limited to:

a.     The installation of a pre-acidification wastewater treatment unit at the E. Grand Forks facility.

b.              The installation of a permeable pond cover over the high-strength wastewater pond at the Moorhead facility.

c.               The installation of mini-clarifiers on each mud press at the E. Grand Forks and Moorhead facilities.

d.              Improved pulp press performance at all three facilities.

e.               Improved management of beet pile runoff at all three facilities.

f.                 Improved by-products management.

g.              Improved beet storage management at all three facilities through the use of ice mats and insulation membranes.

h.              The use of odor neutralizers at all three facilities.

In addition, the Regulated Party created an internal Odor Control Task Force to identify and evaluate additional potential measures to improve performance with respect to H2S, including, but not limited to, measures to reduce sources of wastewater generation, measures to increase wastewater treatment efficiency, and measures to improve wastewater storage.

The Capital Project Completion Dates set forth in the 2008 H2S Management Strategies are based on the assumption that the MPCA will review and approve all necessary submittals within 60 days and that all required permits for a capital project have been identified.

Part 6. ALLEGED VIOLATIONS. The MPCA alleges that the Regulated Party has violated the following requirements of statute, rule and/or permit condition:

a.     Minn. R. 7009.0080 STATE AMBIENT AIR QUALITY STANDARDS.

The following table contains the state ambient air quality standards.

Pollutant/
Air	Primary	Secondary
Contaminant	Standard	Standard	Remarks
Hydrogen	0.05 ppm by		1/2 hour average not
Sulfide	volume (70.0		to be exceeded over
	micrograms per		2 times per year
cubic meter)

	0.03 ppm by		1/2 hour average not
	volume (42.0		to be exceeded over
	micrograms per		2 times in any 5
	cubic meter)		consecutive days

Crookston Facility

During the period of April 1, 2005, through October 31, 2005, the Crookston monitoring network recorded exceedance events which demonstrated five violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2006, through October 31, 2006, the Crookston monitoring network recorded exceedance events which demonstrated seven violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the Crookston monitoring network recorded exceedance events which demonstrated 29 violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2005, through October 31, 2005, the Crookston monitoring network recorded an exceedance event which demonstrated one violation of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2006, through October 31, 2006, the Crookston monitoring network recorded exceedance events which demonstrated two violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the Crookston monitoring network recorded exceedance events which demonstrated 20 violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

Moorhead Facility

During the period of April 1, 2005, through October 31, 2005, the Moorhead monitoring network recorded exceedance events which demonstrated nine violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2006, through October 31, 2006, the Moorhead monitoring network recorded exceedance events which demonstrated two violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the Moorhead monitoring network recorded exceedance events which demonstrated fifty-53 violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2005, through October 31, 2005, the Moorhead monitoring network recorded exceedance events which demonstrated six violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the Moorhead monitoring network recorded exceedance events which demonstrated 21 violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

E. Grand Forks Facility

During the period of April 1, 2005, through October 31, 2005, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 109 violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2006, through October 31, 2006, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 195 violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 53 violations of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2005, through October 31, 2005, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 59 violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2006, through October 31, 2006, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 330 violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 1, 2007, through October 31, 2007, the E. Grand Forks monitoring network recorded exceedance events which demonstrated 31 violations of the 0.05 ppm standard contained in Minn. R. 7009.0080.

b.               Air Emission Permit No. 11900002-005

Subject Item: EU006 Pellet Cooler

What to do	Why to do it
Particulate matter < 10 microns: less than or equal to 0.25 lbs/hour for each stack (SV 006 and SV 007)	Title I condition: 40 CFR § 52.21(k); Minn. R. 7007.3000

On October 2, and 4, 2007, the Regulated Party conducted performance stack testing for EU006 PMl0 emissions. The October 2, and 4, 2007, performance test documented the EU006 PM10 emission rate at 0.36 lb/hr. The EU006 PM10 emission rate exceeded the permitted PMl0 emission limit by 30 percent.

c.               Minn. R. 7007.0150 PERMIT REQUIRED.

Subpart 1. Prohibition. No person may construct, modify, reconstruct, or operate an emissions unit, emission facility, or stationary source except in compliance with an air emission permit from the agency. Exceptions to the requirement to obtain a permit are located in part 7007.0300. Exceptions to the requirement to obtain a permit amendment are located in parts 7007.1250 and 7007.1350. A person violates this subpart when the person begins actual construction on a new source, reconstruction, or modification prior to obtaining the permit or amendment, except as allowed in parts 7007.0750, subpart 7, 7007.1450, subpart 7, and 7007.1500, subpart 3a.

Minn. R. 7007.1500 MAJOR PERMIT AMENDMENTS.

Subpart 1. Major permit amendment required. A “major permit amendment” is required for any change to permit conditions or any modification at a permitted stationary source that is not allowed under parts 7007.1250 and 7007.1350 and for which an amendment cannot be obtained under the administrative permit amendment provisions of part 7007.1400, or the minor or moderate permit amendment provisions of part 7007.1450. The following always require major permit amendments:

...

B.    any amendment to establish or amend a permit condition that is required to be based on a case-by-case determination of an emission limitation or other standard, on a source-specific determination of ambient impacts, or on a visibility or increment analysis;

On May 10, 2007, the Regulated Party submitted a minor permit amendment application to modify the South Pulp Dryer (EU007) to accept and combust biogas. On January 8, 2008, the MPCA determined that the modification to convert EU007 to combust biogas would require a major permit amendment under Minn. R. 7007.1500. On February 5, 2008, the MPCA conducted a compliance evaluation of the Facility. At the time of the evaluation, the MPCA staff documented that the Regulated Party had installed the piping and valves required to direct biogas to EU007. The Regulated Party failed to obtain a major permit amendment prior to modifying EU007 as required by Minn. R. 7007.0150 and Minn. R. 7007.1500.

d. Air Emission Permit No. 02700001-009

Subject Item: EU 004 Vertical Lime Kiln

What to do	Why to do it
Particulate Matter < 10 microns: less than or equal to 5.0 lbs/hour during normal operation.	Title I Condition: 40 CFR Section 52.21(k); Minn. R. 7007.3000
Total Particulate Matter: less than or equal to 5.0 lbs/hour during normal operation.	Title I Condition: 40 CFR Section 52.21(k); Minn. R. 7007.3000

On November 27, 2007, the Regulated Party conducted performance stack testing for EU004 PM10 and PM emissions. The November 27, 2007, performance test documented the EU004 PM10 emission rate at 8.7 lb/hr and the PM emission rate at 12.0 lb/hr. The EU004 PM10 emission rate exceeded the PM10 emission limit by 74 percent and the PM emission rate exceeded the PM limit by 140 percent.

Part 7. CIVIL PENALTY. The Regulated Party agrees to pay One Hundred and Eighty-Five Thousand Dollars ($185,000) to the MPCA as a civil penalty for the violations alleged in Part 6 within 30 days after the effective date of this Agreement. Payment of the penalty amount of $185,000 is to be by check or money order payable to the Minnesota Pollution Control Agency. The check must be mailed to: Enforcement Penalty Coordinator, Minnesota Pollution Control Agency, 520 Lafayette Road North, St. Paul, Minnesota 55155-4194.

If the Regulated Party fails to make the required payment on time, the MPCA may assess and the Regulated Party agrees to pay a late payment charge, in addition to the civil penalty, to be assessed as follows. Forty-five days after the effective date of this Agreement, the Regulated Party is obligated to pay a late charge in an amount equal to ten percent of the unpaid civil penalty. Sixty days after the effective date of this Agreement, the Regulated Party is obligated to pay an additional late charge in an amount equal to twenty percent of the unpaid civil penalty.

Part 8. REGULATED PARTY REQUIREMENTS. The Regulated Party agrees to the following requirements:

a.        The Regulated Party shall implement the 2008 Hydrogen Sulfide Management Strategies for its Moorhead, E. Grand Forks and Crookston facilities. The Strategies are attached as Exhibits A, B and C and are hereby incorporated into and made enforceable parts of this Agreement. If the Regulated Party submits monthly monitoring reports, for a facility, that show three consecutive months of exceedances that, after validation, may constitute violations of the ambient hydrogen sulfide standards, the MPCA may require that the Regulated Party prepare and submit an evaluation of the applicable H2S Management Strategy for that facility. The parties shall meet and confer about the monitored exceedances and the hydrogen sulfide evaluation. The parties may agree to revise the H2S Management Strategy or Strategies.

b.       Prior to any of the construction or modifications required by any of the Strategies, the Regulated Party shall determine, under applicable rules, whether such construction or modification requires a permit or approval from the MPCA and shall obtain such permit or approval as provided for by the rules.

c.        By January 31 of each year, while the Agreement is in effect, the Regulated Party shall submit a written report that documents all activities completed, under the 2008 Hydrogen Sulfide Management Strategies, during the previous calendar year and outlines the activities the Regulated Party expects to complete during the current calendar year.

Part 9. PENALTIES FOR VIOLATIONS OF THIS AGREEMENT.

a.        If the Regulated Party fails to comply with a Capital Project Completion Date, as listed in Table 1 of the Moorhead, E. Grand Forks or Crookston 2008 Hydrogen Sulfide Management Strategies, the Regulated Party shall pay to the MPCA a penalty in the amount of $500 per capital project for each day beyond the proposed completion date. If the Regulated Party fails to comply with a By-products Management Plan for removal of by-products from the facilities, as described in Section 2.1(3) of the Moorhead, E. Grand Forks and Crookston 2008 Hydrogen Sulfide Management Strategies, the Regulated Party shall pay to the MPCA a penalty in the amount of $500 per day for each day of failure. If the Regulated Party fails to commence implementation of the corrective actions contained in the Straw Management Plan as described in Attachment E, Appendix F, or Appendix D of the Moorhead, E. Grand Forks or Crookston 2008 Hydrogen Sulfide Management Strategies respectively, within 24 hours of identifying a noncompliant straw-cover, the Regulated Party shall pay to the MPCA a penalty in the amount of $500 per day for each day of failure. If the Regulated Party fails to submit reports as required by Part 9.c., the Regulated Party shall pay to the MPCA a penalty in the amount of $100 per day for each day of failure.

b.     Penalties for failure to comply with requirements of Part 9 of this Agreement shall accrue from the date the Regulated Party was to have fulfilled the requirement until the Regulated Party fulfills the requirement. Penalties shall not accrue while the MPCA considers a timely extension request under Part 15 or during dispute resolution under Part 13, unless the MPCA determines that the Regulated Party filed the request or initiated dispute resolution solely for purposes of delay. If the Regulated Party does not pursue dispute resolution under Part 13 for denial of a timely extension request, penalties shall accrue from the date the extension request is denied by the MPCA Case Contact. If the Regulated Party pursues dispute resolution for denial of an extension request and does not file a timely challenge in a court of competent jurisdiction as provided by Part 13, penalties shall accrue from the date of a Commissioner’s dispute resolution decision against the Regulated Party until the Regulated Party fulfills the requirement that is the subject of the extension request.

c.     The Regulated Party shall pay a penalty under this Part within 30 days after receiving written notice from the MPCA that the penalty is due. The written notice shall specify the provision of the Agreement that the Regulated Party has not fulfilled and indicate the date penalties began to accrue. If the Regulated Party fails to make timely payment, the MPCA may assess and the Regulated Party agrees to pay a late payment charge, in addition to the stipulated penalty, to be assessed as follows. Forty-five days after receipt of written notice, the Regulated Party shall be obligated to pay a late charge in an amount equal to ten percent of the unpaid stipulated penalty. Sixty days after receipt of written notice, the Regulated Party shall be obligated to pay an additional late charge in an amount equal to twenty percent of the unpaid stipulated penalty.

d.     In dispute resolution before the Commissioner under Part 13, the Regulated Party can contest the factual basis for the MPCA’s determination that the Regulated Party has not fulfilled a requirement of this Agreement covered by this Part. However, the Regulated Party waives its right to challenge, on legal grounds, the requirement that it pay penalties under this Part.

e.     The Regulated Party shall not be liable for payment of penalties for failure to comply with requirements of Part 9 of this Agreement covered by this Part if it has submitted to the MPCA a timely request for an extension of schedule under Part 15 and the MPCA has granted the request. The MPCA’s grant of an extension of schedule waives the payment of penalties covered by this Part only on the requirements for which the MPCA granted an extension of schedule and only for the time period specified by the MPCA in the grant of an extension. An extension of schedule for one requirement of Part 9 does not extend the schedule for any other requirement of Part 9.

f.      Any requirement of this Agreement may be enforced as provided in Minn. Stat. § 115.071 (2004). Payment of a stipulated penalty does not relieve the Regulated Party of its obligation to fulfill and complete requirements under the Agreement and to otherwise comply with the terms and conditions of the Agreement.

Part 10. COVENANT NOT TO SUE AND RESERVATION OF REMEDIES. So long as the Regulated Party performs according to and has complied with the terms, covenants, and agreements contained in this Agreement, the MPCA agrees not to exercise any administrative, legal, or equitable remedies available to the MPCA with respect to the Regulated Party to address the violations alleged and described in Part 6, the violations alleged in the MPCA Notice of Violation issued to the Regulated Party dated July 17, 2007, or any other violations related to hydrogen sulfide, which the MPCA could have pleaded in a civil action based on written information in the possession of the MPCA at the time this Agreement become effective. In addition, for so long as the Regulated Party is in compliance with the provisions of Part 9 of this Agreement, the MPCA agrees not to exercise any administrative, legal, or equitable remedies available to the MPCA to address future violations of the state ambient air quality standards for hydrogen sulfide set forth in Minn. Rule 7009.0080 until after the requirements of Part 9 are complete for each facility. The MPCA reserves the right to enforce this Agreement or take any action authorized by law, if the Regulated Party fails to comply with the terms and conditions of this Agreement. Further, the MPCA reserves the right to seek to enjoin violations of this Agreement and to exercise its emergency powers pursuant to Minn. Stat. § 116.11 (2004) in the event conditions or the Regulated Party’s conduct warrant such action. Nothing in this Agreement shall prevent the MPCA from exercising these rights and nothing in this Agreement constitutes a waiver of these rights.

The Regulated Party agrees to waive all claims it may now have, as of the effective date of this Agreement, under Minn. Stat. § 15.472 for fees and expenses arising out of matters leading up to and addressed in this Agreement.

Part 11. REPEAT VIOLATIONS. Federal and state environmental programs establish harsher penalties for violations of environmental laws or rules that constitute repeat violations. In a proceeding to resolve alleged violations by the Regulated Party, if any, occurring after the date of the alleged violations set out in Part 6 of this Agreement, the Regulated Party may argue about the extent to which the violations alleged in Part 6 of this Agreement should affect the penalty amount for the later violations, but waives the right: (1) to contend that the violations alleged in Part 6 of this Agreement did not occur as alleged; and (2) to require the MPCA to prove the violations alleged in Part 6 of this Agreement.

Part 12. RESOLUTION OF DISPUTES. The parties to this Agreement shall resolve disputes that arise as to any part of the Agreement as follows:

a.     Either party, acting through its Case Contact (as named in Part 16 below), may initiate dispute resolution by providing to the Case Contact of the other party an initial written statement setting forth the matter in dispute, the position of the party, and the information the party is relying upon to support its position. The other party, acting through its Case Contact, shall provide a written statement of its position and supporting information to the Case Contact of the initiating party within 14 calendar days after receipt of the initial written statement.

b.     If the parties, acting through their Case Contacts, do not reach a resolution of the dispute and reduce such resolution to writing in a form agreed upon by the parties within 21 calendar days after the initiating party receives the statement of position from the responding party, the Commissioner shall issue a written decision resolving the dispute. The written decision may address stipulated penalties assessed pursuant to Part 10. The Commissioner’s decision shall be considered a final decision of the MPCA for purposes of judicial review.

c.     The Commissioner’s decision shall become an integral and enforceable part of this Agreement unless the Regulated Party timely challenges the decision in a court of competent jurisdiction. Failure to timely challenge means the Regulated Party agrees to comply with the MPCA Commissioner’s decision on the matter in dispute and to pay any penalties that accrue pursuant to Part 10 for failure to fulfill requirements of this Agreement that are the subject of the dispute resolution. Further, if the Commissioner’s decision assesses penalties pursuant to Part 10 of this Agreement, the Regulated Party agrees to and shall pay the amount of penalty determined by the Commissioner within 60 days after receiving the Commissioner’s decision.

d.     Throughout any dispute resolution, the Regulated Party shall comply with all portions of the Agreement that the MPCA determines are not in dispute.

Part 13. VENUE. Actions brought by the MPCA to enforce requirements and terms of this Agreement shall be venued in Ramsey County District Court.

Part 14. EXTENSION OF SCHEDULES. If the Regulated Party wants an extension of a deadline included in a schedule set out in Part 9, the Regulated Party must request the extension in writing at least ten days before the scheduled deadline, or as soon as possible before that date if the reason for the extension request arises less than ten days before the deadline. Each deadline extension request shall separately specify the reason why the extension is needed. No requested extension shall be effective until approved in writing by the MPCA, acting through the MPCA Case Contact or the Commissioner. The MPCA shall grant an extension only for the period of time the MPCA determines is reasonable under the circumstances. The written approval or grant of an extension request shall be considered an enforceable part of the Agreement.

The Regulated Party has the burden of demonstrating to the satisfaction of the MPCA that the request for the extension is timely, and that good cause exists for granting the extension. Good cause can include, but is not limited to, the following:

a.        Circumstances beyond the reasonable control of the Regulated Party; and

b.       Delays caused by the MPCA in reviewing timely submittals required by this Agreement, the Regulated Party submitted in complete and approvable form, which make it not feasible for the Regulated Party to meet the required schedules.

Good cause does not include unanticipated costs, increases in the cost of control equipment, or delays in MPCA review of submittals when the submittals are not in complete and approvable form.

The Regulated Party may challenge a decision by the MPCA to deny a request for an extension under Part 13.

Part 15. CASE CONTACT. The MPCA and the Regulated Party shall each designate a Case Contact for the purpose of overseeing the implementation of this Agreement. The MPCA Case Contact is Rachel Peters. The Regulated Party’s Case Contact is Patricia Hansen. Either party may change its designated Case Contact by notifying the other party in writing, within five days of the change. To the extent possible, communications between the Regulated Party and the MPCA concerning the terms and conditions of this Agreement shall be directed through the Case Contacts. The address, telephone number, and email address of the MPCA’s Case Contact is: 7678 College Road, Suite 105, Baxter, Minnesota, 56425; 218-825-2120; rachel.peters@pca.state.mn.us. The address, telephone number, and email address of the Regulated Party’s Case Contact is: 101 North Third Street, Moorhead, Minnesota 56560; 218-236-4347; phansen@crystalsugar.com.

Part 16. REGULATED PARTY INFORMATION. The Regulated Party shall not knowingly make any false statement, representation or certification in any record, report, plan or other document filed or required to be submitted to the MPCA under this Agreement. The Regulated Party shall immediately upon discovery report to the MPCA any errors in such record, report, plan or other document.

Part 17. REVIEW OF SUBMITTALS. The MPCA, acting through its Commissioner, Case Contact, or other designated MPCA staff, shall review all submittals made by the Regulated Party as required by this Agreement and shall notify the Regulated Party in writing of the approval or disapproval of each submittal, if applicable. The MPCA and the Regulated Party shall consult with each other upon the request of either party during the review of submittals or modifications. If any submittal is disapproved in whole or in part, the MPCA Commissioner or designated MPCA staff shall notify the Regulated Party of the specific inadequacies and shall indicate the necessary amendments or reviews. Within 15 calendar days after receipt of any notice of disapproval, the Regulated Party shall submit revisions and take actions to correct the inadequacies.

Part 18. ACCESS. During the term of this Agreement, the Regulated Party agrees to provide the MPCA and its staff access to Regulated Party’s facilities and its records and documents related to the implementation of this Agreement to the extent provided under Minn. Stat. § 116.091 (2004) or other law, conditioned only upon the presentation of credentials.

Part 19. SAMPLING AND DATA AVAILABILITY. The Regulated Party shall make available to the MPCA the results of any sampling, tests, or other data generated by the Regulated Party, or on its behalf, to implement the requirements of this Agreement. Nothing in this paragraph is intended to waive or alter any protection afforded by statute to data that qualifies for an exception to public disclosure.

Part 20. RETENTION OF RECORDS. The Regulated Party shall retain in its possession all records, documents, reports and data related to this Agreement. The Regulated Party shall preserve these records, documents, reports and data for a minimum of three years after the termination of this Agreement despite any document retention policy of the Regulated Party to the contrary, and shall promptly make all such documentation available for review upon request by the MPCA.

Part 21. APPLICABLE LAWS AND PERMITS. The Regulated Party shall undertake all actions required to be taken pursuant to this Agreement in accordance with the requirements of all applicable state and federal laws and regulations. Except when the MPCA has specified and authorized a different compliance method in Part 9, the Regulated Party must also comply with all applicable permits, orders, stipulation agreements and schedules of compliance. Nothing in this Agreement exempts or relieves the Regulated Party of its obligation to comply with local governmental requirements.

Part 22. OTHER CLAIMS. Nothing herein shall release the Regulated Party from any claims, causes of action or demands in law or equity by any person, firm, partnership or corporation not a signatory to this Agreement for any liability it may have arising out of or relating to the release of any pollutant or contaminant from its operations or from a facility. Neither the Regulated Party nor the MPCA shall be held as a party to any contract entered into by the other party to implement the requirements of this Agreement.

Part 23. HOLD HARMLESS AGREEMENT. The Regulated Party agrees to indemnify, save and hold the MPCA, its agents and employees harmless from any and all claims or causes of action arising from or on account of acts or omissions of the Regulated Party, its officers, employees, agents, or contractors in implementing the activities conducted pursuant to this Agreement; provided, however, that the Regulated Party shall not indemnify the MPCA or save or hold its employees and agents harmless from any claims or causes of action arising out of the acts or omissions of the MPCA, or its employees and agents. When the Regulated Party is required to hold the MPCA harmless, the MPCA shall give the Regulated Party notice of any claim or cause of action subject to this Part and the Regulated Party has the right to participate in the defense against any claim or cause of action. No settlement shall be effective against the Regulated Party unless the Regulated Party agrees to the settlement. Nothing herein waives or modifies the provisions of the Minnesota Tort Claims Act, Minn. Stat. §§ 3.732, et seq., and other applicable law.

Part 24. SUCCESSORS, AGENTS AND CONTRACTORS. This Agreement shall be binding upon the Regulated Party and its successors and assigns and upon the MPCA, its successors and assigns. If the Regulated Party sells or otherwise conveys or assigns any of its right, title or interest in the Facility, the conveyance shall not release the Regulated Party from any obligation imposed by this Agreement, unless the party to whom the right, title or interest has been transferred or assigned agrees in writing to fulfill the obligations of this Agreement and the MPCA approves the transfer or assignment. The Regulated Party shall ensure that the Regulated Party’s agents, contractors and subsidiaries comply with the terms and conditions of this Agreement.

Part 25. AMENDMENTS. Except with respect to extensions of schedules granted under Part 15 and approved submittals under Part 18, this Agreement may be amended only by written agreement between the parties. The provisions of the attached Hydrogen Sulfide Management Strategies may be amended as provided in each Strategy.

Part 26. EFFECTIVE DATE. This Agreement shall be effective on the date it is signed by the MPCA.

Part 27. TERMINATION. The provisions of this Agreement shall be deemed satisfied and terminated when the Regulated Party receives written notice from the MPCA that the Regulated Party has demonstrated, to the satisfaction of the MPCA, that all terms of the Agreement have been completed.

Part 28. SURVIVAL. The provisions of Parts 2, 11, 12, 17, 20, 21, 22, 23, 24, 25, and 29 of this Agreement and the rights, duties and obligations of the MPCA and the Regulated Party created in those provisions shall survive termination of this Agreement.

BY THEIR SIGNATURES BELOW, THE UNDERSIGNED REPRESENT THAT THEY
HAVE AUTHORITY TO BIND THE PARTIES THEY REPRESENT

American Crystal Sugar Company		STATE OF MINNESOTA
POLLUTION CONTROL AGENCY

By:	/s/ Joseph James Talley	By:	/s/ Brad Moore
Name:	Joseph James Talley		Brad Moore
Title:	Chief Operating Officer		Commissioner

Date:	11/25/08	Date:	11/25/08